SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   June 6, 1997

CONTINENTAL AMERICAN TRANSPORTATION, INC.
         Exact name of Registrant as specified in charter)

Colorado         0-18729           84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
 (Address of principal executive office)         Zip Code

Registration telephone number, including area code: (706) 629-8682













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Item 5.           Other Events.

                  Recently, the members of the Board of Directors of Continental American Transportation, Inc. ("Continental") uncovered evidence of potential criminal activity by certain of its employees. The Board voluntarily brought this evidence to the attention of federal authorities, and, on Friday, June 6, 1997, at the Board's prompting, federal agents from the FBI and the IRS searched the business premises of Continental's subsidiary, Carpet Transport, Inc. in Calhoun, Georgia, interviewed several employees, and arrested Charles Prater.

                  The Board of Continental applauds the professionalism and dedication of the agents who participated in this activity, and pledges its complete cooperation with the ongoing federal investigation. The Board of Directors of Continental has done, and will continue to do, everything within its power to uncover and expose criminal activity within its trucking subsidiaries. Continental's Board of Directors emphasized, by these actions taken, that its shareholders as well as the public deserve nothing less.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CONTINENTAL AMERICAN TRANSPORTATION, INC.



                                      By:  s/Brian Henninger
                                            Brian Henninger
                                            Chief Financial Officer

Dated:  June 9, 1997










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